KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                     (614) 766-1426     (614) 766-1459 FAX



October 24, 2006



Boards of Directors
Osage Bancshares, Inc.
Osage Federal Bank
239 East Main Street
Pawhuska, Oklahoma  74056

Members of the Boards:

We hereby consent to the use of our firm's name in Amendment No. 1 to the (i) the Registration Statement on Form S-1 to be filed by Osage Bancshares, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Osage Bancshares, Inc., with the Office of Thrift Supervision, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Osage Bancshares, Inc.

Sincerely,

KELLER & COMPANY, INC.



by:     /s/John A. Shaffer
        ------------------
        John A. Shaffer
        Vice President